Exhibit 99.1

Endwave Provides Updated Revenue Outlook for the Fourth Quarter of 2008

SAN JOSE, Calif.--(BUSINESS WIRE)--January 7, 2009--Endwave Corporation (NASDAQ:ENWV) today provided an updated revenue estimate for its fourth quarter of 2008. Management currently anticipates reporting fourth quarter revenues of approximately $10 million as contrasted with revenues of $12 to $13 million projected during their third quarter conference call on October 21, 2008.

“As discussed on our third quarter conference call, we expected a decline in total revenues during the fourth quarter due to weak demand from our telecommunications customers. However, the contraction in our telecom revenues has been larger than we had originally predicted,” stated Ed Keible, President and Chief Executive Officer of Endwave. “While the Telecom market is weak, we continue to see and to capture important opportunities in the defense and security markets. Unfortunately, for 2009, we currently anticipate that our expected growth in defense and security markets will be more than offset by a decline in our telecom revenues. Therefore, we presently expect our total revenues in 2009 will be approximately 10% to 15% lower than 2008. We will provide a more detailed view of 2009 during our quarterly call at the beginning of February.”

Commenting further on the fourth quarter, Brett Wallace, Executive Vice President and Chief Financial Officer added, “During Q4, we saw a rapid degeneration in market conditions for our telecom customers. We had a significant decrease in demand from Nokia Siemens Networks, our largest customer. In addition, one customer, Allgon Microwave AB, failed to pay Endwave for shipments made to Allgon and for inventory purchased by Endwave. Consequently, during the quarter, we filed a lawsuit in Montreal, Quebec against Advantech Advanced Microwave Technologies Inc., the parent company of Allgon Microwave AB. While we believe that we will prevail in our lawsuit, we also think it is prudent to reserve a portion of the approximately $800,000 currently in dispute. This reserve will be reflected in our Q4 financial statements.”

Endwave will report financial results for the fourth quarter of fiscal 2008 ended December 31, 2008 on Tuesday, February 3, 2009 at 1:30 p.m. Pacific Time (PT). Endwave will release the company's financial results at approximately 1 p.m. PT on the same day. To listen to the live conference call, please dial (303) 262-2211 by 1:20 p.m. PT on February 3. Starting approximately one hour after the completion of the live call, a replay will also be available until February 10. To access the recording, dial (303) 590-3000 (Pass code: 11124548 #). Investors are also invited to listen to a live and/or archived webcast of Endwave's quarterly conference call on the investor relations section of the company's Web site at http://www.endwave.com. The webcast replay will be available for 90 days.

About Endwave

Endwave Corporation designs, manufactures and markets RF modules that enable the transmission, reception and processing of high-frequency signals in telecommunications networks, defense electronics and homeland security systems. These RF modules include high-frequency integrated transceivers, amplifiers, synthesizers, oscillators, up and down converters, frequency multipliers and microwave switch arrays. Endwave has 43 issued patents covering its core technologies including semiconductor and proprietary circuit designs. Endwave Corporation is headquartered in San Jose, CA, with operations in Diamond Springs, CA; El Dorado Hills, CA; Salem, NH; and Chiang Mai, Thailand. Additional information about Endwave can be accessed from its web site at www.endwave.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This press release and the conference call referred to in this press release may contain forward-looking statements within the meaning of the Federal securities laws and is subject to the safe harbor created thereby. Any statements contained in this press release or on the conference call that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “plans,” “intends,” “expects,” “believes” and similar expressions are intended to identify these forward-looking statements. Information contained in forward-looking statements is based on current expectations and is subject to change. Actual results could differ materially from the forward-looking statements due to many factors, including the following: global economic conditions and their impact on our customers; volatility resulting from consolidation of key customers; our ability to achieve revenue growth and maintain profitability; our customer and market concentration; our suppliers’ abilities to deliver raw materials to our specifications and on time; our successful implementation of next-generation programs, including inventory transitions; our ability to penetrate new markets; fluctuations in our operating results from quarter to quarter; our reliance on third-party manufacturers and semiconductor foundries; acquiring businesses and integrating them with our own; component, design or manufacturing defects in our products; our dependence on key personnel; the outcome of our litigation against Advantech Advanced Microwave Technologies Inc.; and fluctuations in the price of our common stock. Forward-looking statements contained in this press release and on our conference call should be considered in light of these factors and those factors discussed from time to time in Endwave's public reports filed with the Securities and Exchange Commission, such as those discussed under “Risk Factors” in Endwave’s most recent Annual Report on Form 10-K and subsequently-filed reports on Form 10-Q. Endwave does not undertake any obligation to update such forward-looking statements.

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